Exhibit 99.2
VERMILLION CLOSES $20.6 MILLION PRIVATE PLACEMENT OF COMMON STOCK
—Company to Host Conference Call on Thursday, August 30 at 9:00 a.m. Eastern Time—
FREMONT, Calif. — Aug. 29, 2007 — Vermillion, Inc. (Nasdaq: VRML), formerly Ciphergen Biosystems, Inc., today announced that it has closed an equity financing with new and existing investors, including several accounts managed by OppenheimerFunds, Inc. or its controlled affiliates, Quest Diagnostics Incorporated, and Falcon Technology Partners LP — a fund affiliated with James L. Rathmann, Vermillion’s Executive Chairman of the Board of Directors. Vermillion received approximately $20.6 million in gross proceeds from the sale of 24.5 million shares of its common stock and the issuance of warrants for the purchase of 19.6 million additional shares of Vermillion’s common stock with an exercise price of $0.925 per share. Oppenheimer & Co. Inc. acted as the placement agent.1
“This financing provides additional resources from which we can execute our strategy to become a leading provider of high-value molecular diagnostics,” Gail S. Page, President and Chief Executive Officer of Vermillion.
Neither the shares of Vermillion’s common stock nor the warrants issued in connection with the private placement have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Vermillion has agreed to file within 30 days after the closing one or more registration statements covering the resale of the common stock as well as the common stock issuable upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy Vermillion’s common stock or warrants.
Conference Call Details for Thursday, August 30, 2007
The company plans to host a teleconference and webcast on Thursday, August 30 at 9:00 a.m. Eastern Time to discuss its name change and provide an update on business developments. To access the live conference call via phone, dial (877) 325-7371 from the United States and Canada or (706) 634-0768 internationally. The conference ID is 21347583. Please dial-in approximately ten minutes prior to the start of the call. Additionally, you may access the live and subsequently archived webcast of the conference call from the Investor Relations section of the Company’s website at http://www.vermillion.com. Please connect to the web site at least 15 minutes prior to the call to allow for any software download that may be necessary.
A telephone replay will be available beginning approximately two hours after the call through Sept 13, 2007 and may be accessed by dialing (800) 633-8284 from the United States and Canada or (+1 402) 977-9140 internationally. The replay

[1]	OppenheimerFunds, Inc. is a member of the MassMutual Financial Group and is not affiliated with Oppenheimer & Co. Inc. or Oppenheimer Capital.

passcode is 21347583. An archived replay of the webcast will be available until the next quarterly call.
About Vermillion, Inc.
Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has ongoing diagnostic programs in oncology/hematology, cardiology and women’s health with an initial focus in ovarian cancer. Based in Fremont, California, more information about Vermillion can be found on the Web at http://www.vermillion.com.
Forward Looking Statements
This press release contains “forward-looking” statements regarding Vermillion (formerly Ciphergen), including statements with respect to the anticipated closing of the private placement. Any statements contained in this press release that are not historical facts may be deemed to be forward-looking statements. The words “will,” “expected,” “intends” or similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Vermillion’s results to differ materially from those indicated by these forward- looking statements, including risks associated with the satisfaction of the conditions to the closing of the private placement, as well as other risks detailed from time to time in Vermillion’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. Vermillion does not undertake any obligation to update forward-looking statements. You are encouraged to read Vermillion’s reports filed with the U.S. Securities and Exchange Commission, available at http://www.sec.gov.
# # #